UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Have Gun Will Travel Entertainment, Inc.
(Name of Registrant As Specified in Charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-1598924	Flat/RM C, 15/F Full Win Commercial Centre 573 Nathan Road Kowloon, Hong Kong, China	46-4333787
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Flat/RM C, 15/F

Full Win Commercial Centre

573 Nathan Road

Kowloon, Hong Kong, China

Notice of Action by Written Consent

of a

Majority of the Outstanding Common Shares

taken as of May 7, 2015

TO THE STOCKHOLDERS OF HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

Have Gun Will Travel Entertainment, Inc. (“we” “us” “our” or “Company”) hereby gives notice to its stockholders that the holders of a majority of the Company’s outstanding shares of common stock (“Common Stock”), have taken action by written consent to:

1. Approve the amendment to the Company’s Articles of Incorporation to change the name of the Company from Have Gun Will Travel Entertainment, Inc. to Image Chain Group Limited, Inc.; and

2. Approve the amendment to the Company’s Articles of Incorporation to increase the authorized common shares to 400,000,000.

The related change of control was the subject of a Schedule 14-F Change of Control Information Statement sent shareholders on April 27, 2015. This Schedule 14-C Information Statement (in lieu of a proxy vote relating to this matter) is required to be filed with the Securities and Exchange Commission and, once finalized, sent to all Company shareholders of record as May 7, 2015.

The Company’s common shares are voting. There are currently 70,000,000 shares of Common Stock authorized and 70,000,000 shares of Common Stock issued and outstanding. These shares are held by 67 shareholders. The Company’s preferred shares are not voting. There are currently 5,000,000 shares of preferred stock (the “Preferred Stock”) authorized and 5,000,000 shares of preferred stock issued and outstanding. These shares are held by one shareholder.

The corporate actions described above (collectively, the “Actions”) shall be taken at such future date as determined by the Board of Directors, but in no event earlier than the 20thday after this Information Statement is mailed or furnished to Company shareholders.

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The stockholders have approved the Actions in lieu of a special meeting pursuant to Section 78.320 of the Nevada Revised Statues “NRS”, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (“Exchange Act”), and the rules thereunder, solely for the purpose of informing stockholders of the Actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will take effect 20 calendar days following the mailing of this Information Statement.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.

This action has been approved by our Board of Directors and the holders of more than a majority of the Company’s common shares outstanding. Only stockholders of record at the close of business May 7, 2015 are being given Notice of the Action by Written Consent. The Company is not soliciting proxies.

By Order of the Board of Directors of

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

/s/ Wu Yu Gu Wilkie
President

May 18, 2015

WE ARE NOT ASKING YOU FOR A PROXY
AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

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HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

Flat/RM C, 15/F
Full Win Commercial Centre
573 Nathan Road
Kowloon, Hong Kong, China

INFORMATION STATEMENT

1. GENERAL INFORMATION

ACTION BY THE HOLDERS OF A MAJORITY OF SHARES

We are furnishing this Information Statement to all holders of our Common Stock, to provide you with information regarding, and a description of the Actions which were taken by written consent in lieu of a special meeting of stockholders by the holders of a majority of our Common Stock on May 7, 2015, subject to the expiration of 20 days following the mailing of this Information Statement to our stockholders as required under Rule 14c-2 under the Exchange Act. Effective May 7, 2015, the holders of 38,500,000 shares, or approximately 55% of the Company’s then outstanding voting securities, executed a written consent in accordance with Section 78.320 of the NRS, approving the amendments to the Articles of Incorporation to change the Company’s name to Image Chain Group Limited, Inc. and increase the authorized shares of Common Stock to 400,000,000.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This not a notice of a special meeting of stockholders and no stockholders meeting will be held to consider any matter described in this Information Statement.

REASONS FOR THE AMENDMENTS TO ARTICLES

The amendment to the Articles of Incorporation of the Company to change the Company’s name to Image Chain Group Limited, Inc. is being made to reflect the change in control and operations of the Company. On May 5, 2015, the Company, entered into a share exchange agreement (the “Exchange Agreement”) with Fortune Delight Holdings Group Ltd. (“FDHG”) and Wu Jun Rui, on behalf of himself and certain other individuals who received 59,620,000 shares of Common Stock of the Company and 5,000,000 shares of the Preferred Stock of the Company, pursuant to the Exchange Agreement. Wu Jun Rui, holding all 50,000 shares of FDHG common stock, sold, assigned, transferred and delivered, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of FDHG held by him to the Company; the objective of such transfer being the acquisition by the Company of all the issued and outstanding shares of FDHG common stock. FDHG is the parent company of Silver Channel Industrial Ltd., a Hong Kong company. Heyuan Image Machinery Import and Export Co., Ltd., a WFOE Company, is the wholly-owned subsidiary of Silver Channel Industrial Ltd. Guangzhou Image Agricultural Technology Ltd., a Guangzhou company, is the wholly-owned subsidiary of Heyuan Image Machinery Import and Export Co., Ltd. Guangzhou Image Agricultural Technology Ltd. Guangzhou Image Agricultural Technology Ltd. owns eight five percent (85%) of Yunnan Image Tea Industrial Ltd. Through the aforementioned companies, the Company is now a manufacturer of tea cubes and tea cake. The Company, through its subsidiaries, owns and operates a tea garden in Yunnan.

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The amendment to the Articles of Incorporation of the Company to increase the authorized shares of Common Stock is being made to provide the Company with more flexibility and opportunities to conduct equity financings.

Presently, the Company does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings.

POTENTIAL ANTI-TAKEOVER EFFECT

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the increase in the authorized capital is to provide the Company with more flexibility and opportunities to conduct equity financings, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the increase of the authorized capital could, under certain circumstances, have an anti-takeover effect, the Resolution is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

Other than the Resolution, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

The Company has no anti-takeover mechanisms present in its governing documents or otherwise. The Company confirms that there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of the Company’s Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management. According to the Company’s Articles of Incorporation and Bylaws, the holders of the Company’s common stock do not have cumulative voting rights in the election of the Company’s directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

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Stockholders owning of record 55% of our outstanding voting securities have irrevocably consented to the amendments of Articles of Incorporation to change the Company’s name to Image Chain Group Limited, Inc. and to increase the authorized shares of Common Stock to 400,000,000. The vote or consent of no other holders of our capital stock is required to approve this action. Accordingly, no additional votes will be needed to approve this action.

This Information Statement is being mailed on or about May 18, 2015 to stockholders of record on May 7, 2015. This Information Statement is being delivered only to inform you of the Actions described herein in accordance with Rule 14c-2 under the Exchange Act.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the adoption of stock option plan, or the proposed name change, and is not entitled to appraisal of or payment for their shares of our stock.

CORPORATE ACTIONS

AMENDMENT TO ARTICLES OF INCORPORATION TO
CHANGE NAME TO IMAGE CHAIN GROUP LIMITED, INC.

ITEM 1

On May 7, 2015, the action to amend the Company’s Articles of Incorporation to change the Company’s name from Have Gun Will Travel Entertainment, Inc. to Image Chain Group Limited, Inc., (the “Name Change Amendment”) was approved by written consent of the holders representing 55% of the outstanding voting securities of the Company.

On May 7, 2015, the Board of Directors of the Company approved the Amendment. On or after the 20th day following the mailing of this Information Statement to the shareholders of the Company, the Name Change Amendment will be filed with the Nevada Secretary of State.

The approval of the Name Change Amendment required the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote. On May 7, 2015, the action to approve the Name Change Amendment was approved by written consent of the shareholders representing 55% of the outstanding voting securities of the Company. As such, no vote or future action of the stockholders of the Company is required to approve the Amendment. You are hereby being provided with notice of the approval of the Amendment.

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AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE

AUTHORIZED SHARES OF COMMON STOCK TO 400,000,000.

ITEM 2

On May 7, 2015, the action to amend the Company’s Articles of Incorporation to increase the authorized common shares to 400,000,000 (the “Increase Amendment,” and together with the Name Change Amendment, the “Amendments”) was approved by written consent of the shareholders representing 55% of the outstanding voting securities of the Company.

On May 7, 2015, the Board of Directors of the Company approved the Increase Amendment. On or after the 20th day following the mailing of this Information Statement to the shareholders of the Company, the Increase Amendment will be filed with the Nevada Secretary of State.

PURPOSE OF THE INCREASE OF AUTHORIZED COMMON SHARES

The Board of Directors approved the Increase Amendment to further the Company’s best interest to have sufficient authorized but unissued shares of common shares available in order to provide (a) flexibility for future corporate action; (b) raise additional capital by issuing additional shares of Common Stock or granting warrants for the future purchase of Common Stock; (c) the need to grant additional options to purchase Common Stock to attract qualified employees and consultants; and (d) the need to issue additional shares of common stock or securities convertible into Common Stock in connection with strategic corporate transactions, acquisitions, and other business arrangements and corporate purposes, is desirable to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in amending the Articles of Incorporation.

EFFECTIVE DATE OF AMENDMENTS

The Amendments to our Articles of Incorporation will become effective upon the filing with the Nevada Secretary of State of a Certificate of Amendment to our Articles of Incorporation. We intend to file the Certificate of Amendment approximately twenty-one days after this Information Statement is first mailed to shareholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

The change in the name of Have Gun Will Travel Entertainment, Inc. to Image Chain Group Limited, Inc. will be reflected in its stock records by book-entry in Have Gun Will Travel Entertainment, Inc.’s books. For those shareholders that hold physical certificates, please do not destroy or send to Have Gun Will Travel Entertainment, Inc. your common stock certificates. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. However, should you desire to be issued certificates evidencing the new name of the Company of Image Chain Group Limited, Inc., please return your certificates to the Company’s transfer agent at the following address with instructions for the mailing of new certificates, along with billing information:

Manhattan Transfer Registrar Company

531 Cardens Court

Erie, Co 80516

Attention: John Ahearn

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There will be no other effect on your rights or interest in shares of the Company that you hold. There are no material U.S. Federal Income Tax consequence to either the Company or its shareholders from the Amendment.

VOTING SECURITIES

As of May 7, 2015, the Company’s authorized capital consisted of 70,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, par value $0.001. As of May 7, 2015 there were 70,000,000 shares of Common Stock outstanding and 5,000,000 shares of Preferred Stock outstanding.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of Have Gun Will Travel Entertainment, Inc., the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any preferred stock, if any. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares.

The holders of Preferred Stock are not entitled to vote. The rights of the holders of Preferred Stock have yet to be established by the Company and shall be set as reasonably determined by the Board of Directors of the Company.

In the event of any liquidation, dissolution or winding up of Have Gun Will Travel Entertainment, Inc., the assets of Have Gun Will Travel Entertainment, Inc. available for distribution to shareholders will be distributed among the holders of preferred stock, if any, and the holders of any other class of equity securities of Have Gun Will Travel Entertainment, Inc., including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Have Gun Will Travel Entertainment, Inc. Common Stock of a di minimus par value amount.

DIRECTORS AND EXECUTIVE OFFICERS

The following lists the name, age and business experience of the Have Gun Will Travel Entertainment, Inc. director and executive officer.

Name	Age	Position
Wu Yu Gu Wilkie	35	President, Secretary, Treasurer and Director

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Wu Yu Gu Wilkie, 35, has worked at the Young Spa Beauty & Health Consultation Ltd. (China Company) since August of 2014. She was their Chief Executive Officer, responsible for the company’s overall management, strategic planning and development, and formulation of the company’s policies and business strategy. Also, she developed the internal risk control methodology and client investment program to achieve the rapid growth in business. Prior to that, Miss Wu worked at Farida Beauty Group (HK Company), starting in August 2008. She was a Marketing Director, responsible for business development strategy and its implementation. She was also responsible for the acquisition of salons to achieve growth in overall market share, and she acquired new investors for capital commitments.

For the period from March 2007 – August 2008, she worked at Arrow Asia Ltd. (a US Company) as an Account Manager, where she developed an Account Penetration Plan to present the supply chain solution to a very large Customer. From August 2003 to February 2007, Miss Wu worked at RS Components Ltd. (a UK Company) as District Sales Supervisor.

Miss Wu graduated from the Hong Kong University of Science and Technology, in 2002, with a Bachelor of Engineering (Electronic), and a Minor in Mathematics. She has also qualified with the Hong Kong Securities Institute for Fundamentals of Securities and Futures Regulation, Financial Markets, Securities, and Insurance Intermediaries.

Director Compensation. Directors are reimbursed for expenses incurred by attending Board of Directors’ meetings. They are not currently paid any other compensation for their services on the Board. The Company has entered into an indemnification agreement with the director.

DISCLOSURES

The Company is not aware of any current substantial interest, direct or indirect, by security holdings or otherwise, of: i) any of the Company’s current or prior officers or directors, ii) any nominee for election as a director of the Company, or iii) any associate of the persons mentioned in subsections i) and ii) above.

The Company’s sole director has voted in favor of the Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the Company’s common stock beneficially owned on May 7, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of Company’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

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As of May 7, 2015, the Company has 70,000,000 shares of Common Stock outstanding.

Name of Beneficial Owner	Amount	Percent
Wu Yu Gu Wilkie	0	0%
Yang Yuan Sheng	8,500,000	12.14%
Lin Jie Wu	10,000,000	14.29%
Jun Min Wu	10,000,000	14.29%
Li Tang	10,000,000	14.29%
Hao Wu	8,600,000	12.29%
Yuhua Yang	5,000,000	7.14%
Yanqin Liu	4,620,000	6.6%
All Executive Officers and Directors As a Group (1 persons)	0	0%

COPIES OF INFORMATION STATEMENT

Only one Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We hereby undertake promptly to deliver, upon written or oral request, a separate copy of this Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. In order to request additional copies of this Information Statement or to request delivery of a single copy of this Information Statement if you are receiving multiple copies, please contact us by mail at Flat/RM C, 15/F, Full Win Commercial Centre, 573 Nathan Road, Kowloon, Hong Kong, China.

ADDITIONAL INFORMATION

We file annual reports on Form 10-K, quarterly reports of Form 10-Q, current reports on Form 8-K or Form 8-K/A, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the operation of the SEC’s Public Reference Room. The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

Form 8-K filed on May 6, 2015

Schedule 14F-1 fled on April 27, 2015

Form 8-K filed on April 2, 2015

By Order of the Board of Directors,

/s/ Wu Yu Gu Wilkie

Wu Yu Gu Wilkie

President and Director

Dated: May 18, 2015

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